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                                                                       Exhibit 8


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   ONE BATTERY PARK PLAZA NEW YORK, NY 10004-1490 212.858.1000 F:212.858.1500





November 9, 2001


MasterCard International Incorporated
2000 Purchase Street
Purchase, New York 10577

         Re: Share Exchange and Integration Agreement by and among MasterCard Incorporated,
                        MasterCard International Incorporated, and
                        Europay International S.A. and Related Documents

Ladies and Gentlemen:

                  We have acted as special tax counsel for MasterCard International Incorporated, a Delaware non-stock corporation ("MasterCard International"), and MasterCard Incorporated, a Delaware stock corporation ("MasterCard Incorporated"), in connection with:

                  (i) the proposed merger of MasterCard Merger Sub, Inc., a Delaware non-stock corporation and wholly-owned subsidiary of MasterCard Incorporated ("Merger Sub"), with and into MasterCard International, with MasterCard International surviving (the "Conversion"); and

                  (ii) the proposed transfer by (A) the shareholders of Europay International S.A., a Belgian company limited by shares ("Europay"), other than MasterCard/Europay U.K. Limited, a United Kingdom limited company ("MEPUK") and MasterCard International, of their shares of Europay stock and (B) the shareholders of MEPUK of their shares of MEPUK stock, in each case to MasterCard Incorporated in exchange for shares of MasterCard Incorporated stock (the "Integration").

                  In connection with the Conversion and Integration, MasterCard Incorporated has filed a registration statement on Form S-4 (as amended, the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission").

                  As special tax counsel to MasterCard International and MasterCard Incorporated, we have examined certain documents(1) and the proxy statement-prospectus to be used in

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(1)      The documents that we have examined include (i) the Share Exchange and
         Integration Agreement by and among MasterCard Incorporated, MasterCard International, and Europay (the "Integration
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November 9, 2001
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connection with the Conversion and Integration (the "Proxy Statement"), including the discussions contained therein under the headings "Questions and Answers About the Conversion; Q: What are the U.S. federal income tax consequences of the conversion?," "Questions and Answers About the Integration;
Q: What are the U.S. federal income tax consequences of the integration?," and "Federal Income Tax Consequences of the Conversion and the Integration." The Proxy Statement is part of the Registration Statement.

                  Except as otherwise provided, capitalized terms not defined herein have the meanings ascribed to them in the Integration Agreement or in the letter that MasterCard International has delivered to us on or about the date hereof that contains certain statements and representations upon which we have relied for purposes of this opinion (the "Representation Letter").

                  This opinion is based upon and subject to:

                  (i) the Conversion and Integration being effected in the manner described in the Proxy Statement and in accordance with the terms of the Operative Documents;

                  (ii) the accuracy and completeness of the statements and representations in the Representation Letter, and their continuing accuracy and completeness at all times through each of the Closing Date, the Transition Date and the second anniversary of the Transition Date;

                  (iii) the accuracy and completeness of the statements concerning the Conversion and Integration set forth in the Proxy Statement, including the purposes of MasterCard International for consummating the Conversion and Integration;

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         Agreement"), (ii) the Agreement and Plan of Merger by and among
         MasterCard International, MasterCard Incorporated and Merger Sub,
         (iii) the Share Exchange Agreement by and among MasterCard Incorporated, MasterCard International and each Europay shareholder, other than MEPUK and MasterCard International, (iv) the Amended and Restated Certificate of Incorporation of MasterCard Incorporated, (v) the Amended and Restated Bylaws of MasterCard Incorporated, (vi) the Amended and Restated Certificate of Incorporation of MasterCard International, (vii) the Amended and Restated Bylaws of MasterCard International and (viii) the Share Exchange Agreement by and among MasterCard Incorporated and the shareholders of MEPUK, in the case of each of (i) through (vii), in the form filed as an exhibit to the Registration Statement and, in the case of (viii), in the form of a draft dated October 1, 2001 (collectively, the "Operative Documents").
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November 9, 2001
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                  (iv)     the accuracy and completeness of the representations
                           set forth in any Operative Document; and

                  (v) our assumptions that (A) any statement or representation in the Representation Letter or in any Operative Document that is directly or indirectly qualified by "knowledge," "belief," "understanding," "estimation" or other similar qualification is accurate and complete as if it had been made without any qualification, and (B) in the case of any statement or representation in the Representation Letter or in any Operative Document relating to the absence of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement.

                  On the basis of the foregoing and upon consideration of applicable law, subject to the limitations set forth herein and the qualifications stated therein, the discussion set forth under the caption "Federal Income Tax Consequences of the Conversion and Integration" in the Proxy Statement, insofar as it relates to matters of law and legal conclusions, constitutes our opinion as to the material United States federal income tax consequences of the Conversion or the Integration, or both, to the principal members of MasterCard International, the shareholders of Europay and MEPUK, MasterCard International and MasterCard Incorporated.

                  This opinion is limited to the federal income tax laws of the United States and does not consider the effects of any state, local or non-United States tax laws or any United States federal laws other than those pertaining to income taxation. This opinion may not be relied upon except as to the consequences specifically discussed herein. This opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, Internal Revenue Service rulings interpreting the foregoing, and pertinent judicial authority, all as in effect on the date hereof, and assumes that no substantial changes in such authorities will be promulgated or occur between the date hereof and each of the Closing Date, the Transition Date and the second anniversary of the Transition Date.

                  We hereby consent to being named in the Registration Statement as special tax counsel that has passed upon the above-referenced United States federal income tax matters with respect to the Conversion and Integration for MasterCard Incorporated. We also hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not thereby admit that we are in the category of
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November 9, 2001
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persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.


                                                      Very truly yours,



                                                      /s/ Pillsbury Winthrop LLP